UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 14, 2012

Net Element, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51108	20-0715816
(State or other jurisdiction of incorporation)	(Commission (File Number)	(I.R.S. Employer Identification No.)

1450 S. Miami Avenue, Miami, FL	33130
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(305) 507-8808

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 14, 2012, OOO TOT Money (which is a subsidiary of Net Element, Inc.) ("TOT Money") entered into Contract No. CPA-86, dated as of September 1, 2012 (the "Agreement"), with MegaFon OJSC ("MegaFon"). MegaFon is the second largest mobile operator in Russia in terms of number of subscribers and revenue. Pursuant to the Agreement, TOT Money is using its mobile commerce payment platform to facilitate payments using SMS (short message services, which is a text messaging service) and MMS (multimedia message services) for MegaFon mobile phone subscribers. The initial term of the Agreement is one year from its date of execution. Thereafter, the term of the Agreement will be automatically extended for additional one-year periods unless either TOT Money or MegaFon requires termination of the Agreement at least 30 days before the then-current expiration date. MegaFon has the right to terminate the Agreement in certain circumstances with at least seven calendar days' prior notice. TOT Money has the right to terminate the Agreement with at least 14 calendar days' prior notice.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET ELEMENT, INC.

Date: September 19, 2012	By:	/s/ Jonathan New
	Name:	Jonathan New
	Title:	Chief Financial Officer

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